SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Investment Managers Series Trust
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INVESTMENT MANAGERS SERIES TRUST

Aristotle/Saul Opportunity Fund

January 29, 2013

Dear Shareholder:

The shareholders of the Aristotle/Saul Opportunity Fund series of Investment Managers Series Trust (the “Trust”) are being asked to approve the reappointment by the Trust’s Board of Trustees of Aristotle Capital Management, LLC (“Aristotle”) as the investment adviser to the Fund.

Aristotle has served as investment adviser to the Fund since the Fund commenced operations on March 30, 2012.  However, under the Investment Company Act of 1940, the recent amendment of Aristotle’s limited liability company agreement to change the manner in which its Directors are appointed automatically terminated Aristotle’s prior investment advisory agreement with respect to the Fund.  The Trust has entered into a new agreement with Aristotle for a 150-day term.  However, under the Act, a new investment advisory agreement for the Fund must be approved by a majority vote of the outstanding voting securities of the Fund in order for Aristotle to continue serving as the Fund’s investment adviser after May 16, 2013.

The Board of Trustees has concluded that reappointing Aristotle as the investment adviser to the Fund would serve the best interests of the Fund and its shareholders.  The Board of Trustees recommends that you vote FOR the reappointment of Aristotle after carefully reviewing the enclosed materials.

Your vote is important.  Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope.  If we do not hear from you after a reasonable amount of time you may receive a telephone call from us reminding you to vote your shares.  On behalf of the Board of Trustees, we thank you for your continued investment in the Aristotle/Saul Opportunity Fund.

Sincerely,

John Zader

President

INVESTMENT MANAGERS SERIES TRUST
ARISTOTLE/SAUL OPPORTUNITY FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on February 14, 2013

A Special Meeting of Shareholders of the Aristotle/Saul Opportunity Fund (the “Fund”) will be held on Thursday, February 14, 2013, at 10:00 a.m., local time, at the principal office of Aristotle Capital Management, LLC, 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.  At the meeting, we will ask the shareholders to vote on:

1.	Reappointment of Aristotle Capital Management, LLC as investment adviser to the Fund; and

2.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposal 1.  Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of the Fund of record as of the close of business on January 25, 2013, are entitled to notice of, and to vote at, the special meeting or any adjournment thereof.

You are invited to attend the Special Meeting.  If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible.  This is important for the purpose of ensuring a quorum at the special meeting.  You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the special meeting.

By order of the Board of Trustees,

John Zader

President

January 29, 2013

INVESTMENT MANAGERS SERIES TRUST

PROXY STATEMENT
TO SHAREHOLDERS OF THE ARISTOTLE/SAUL OPPORTUNITY FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the Aristotle/Saul Opportunity Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about January 31, 2013, to the shareholders of the Fund of record as of January 25, 2013 (the “Record Date”).  As of the Record Date, 1,267,202 shares of the Fund were issued and outstanding.  Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.

INTRODUCTION

On December 6, 2011, the Board of Trustees, including all of the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously approved and appointed Aristotle Capital Management, LLC (“Aristotle”) to serve as investment adviser to the Fund for an initial two-year term.  Aristotle has served as the Fund’s investment adviser since the Fund commenced operations on March 30, 2012.

On December 17, 2012, Aristotle amended its limited liability company agreement to change the manner in which members of its Board of Directors (the “Aristotle Directors”) are appointed (the “Amendment”).  Prior to the Amendment, the two Directors of Aristotle were appointed and could be removed by RCB Acquisition Company, an entity controlled by Richard S. Hollander, Aristotle’s Chairman.  Pursuant to the Amendment, one of the two Directors of Aristotle will be appointed and can be removed by Richard S. Hollander, Aristotle’s Chairman, and the other Director will be appointed and can be removed by Howard Gleicher, Aristotle’s Chief Executive Officer and Chief Investment Officer, so long as he continues to hold any units in Aristotle (either individually or in his capacity as trustee of the Gleicher Trust).

Under the 1940 Act, the Amendment automatically terminated Aristotle’s prior investment advisory agreement with respect to the Fund.  On November 28 and 29, 2012, the Board of Trustees of the Trust approved a new investment advisory agreement with Aristotle (the “New Agreement”) effective on the date of the Amendment, to manage the Fund subject to oversight by the Board of Trustees.  The New Agreement has substantially the same terms as the previous investment advisory agreement between the Trust and Aristotle.

The 1940 Act requires a new investment advisory agreement of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company.  Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory contract so long as the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement, and provided the investment company’s board of trustees, including a majority of the independent trustees, has approved the interim investment advisory agreement.  Pursuant to Rule 15a-4, the Board of Trustees has reappointed Aristotle to serve as the investment adviser to the Fund and is seeking to obtain shareholder approval of the New Agreement prior to May 16, 2013.

PROPOSAL 1:  REAPPOINTMENT OF ARISTOTLE CAPITAL MANAGEMENT, LLC

On November 28 and 29, 2012, the Board of Trustees approved the New Agreement and reappointed Aristotle as the investment adviser to the Fund.  All of the Trustees are Independent Trustees.

Consideration of New Agreement

The Board met on November 28 and 29, 2012, to consider the terms of the New Agreement.  At that meeting, the Board reviewed information regarding Aristotle and the Amendment.  The Board noted Aristotle’s indication that it did not anticipate any material changes to its day-to-day portfolio management and compliance operations, including any changes to personnel or infrastructure, that would affect the services provided by Aristotle to the Fund.  The Board also reviewed information about the performance of the Fund since its commencement on March 30, 2012, noting that the Fund had underperformed the MSCI World Index as of October 31, 2012.

The Board also considered Aristotle’s indication that it did not anticipate that the Amendment would result in any material changes to the information previously presented to the Board in connection with the Board’s review of the original investment advisory agreement with Aristotle with respect to the Fund (the “Initial Agreement”) on December 5 and December 6, 2011.

Consideration of Initial Agreement

On December 5 and 6, 2011, the Board considered a variety of matters including the nature, extent and quality of the services to be provided by Aristotle with respect to the Fund; the background and experience of Aristotle’s personnel providing services to the Fund and their compensation structure; Aristotle’s organization and financial condition; its regulatory compliance policies and procedures; the expected profitability to Aristotle of its relationship with the Fund; and the economies of scale and other potential benefits to Aristotle expected to result from its relationship with the Fund. Among other information, the Trustees reviewed and considered the composite performance of accounts managed by Aristotle using the same strategy it would use with respect to the Fund.

In December 2011, The Board reviewed information regarding the historical performance of Aristotle’s global opportunity composite, which commenced on November 1, 2010, and had outperformed the MSCI World Index for the third quarter in 2011 and the year-to-date and since inception periods ending September 30, 2011.  The Board also considered the performance results of a global opportunity composite for a prior period while Howard Gleicher, who would be the Fund’s portfolio manager, was at other firms.  The Board noted that the composite had outperformed the MSCI World Index for the one- and three-year periods ending September 30, 2010.

At that time, the Board also reviewed information regarding the advisory fees proposed to be charged under the Initial Agreement, as well as total expense information, as compared to peer groups of mutual funds selected by Mutual Fund Administration Corporation.  The Board noted, among other things, that the advisory fee proposed to be paid by the Fund was slightly higher than the average of the funds in its peer group, but that the anticipated total expenses of the Fund were lower than the average of the funds in the peer group. The Board also noted that the investment advisory fee to be charged by Aristotle to the Fund was the same as its standard fee for client assets managed using the global opportunity strategy.

The Board reviewed the estimated profitability to Aristotle of its relationship with the Fund in its first year of operations, noting that Aristotle anticipated waiving a portion of its advisory fees during that year, and determined that the estimated profitability was reasonable. The Board noted that during the Fund’s startup period, its asset levels would likely be too low to achieve significant economies of scale and that the matter of such economies would be reviewed in the future as Fund assets grow. The Board further noted its belief that Aristotle would provide the Fund with a reasonable potential for good investment results, and that the nature of Aristotle’s investments was acceptable.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the Initial Agreement provided for fair and reasonable compensation in light of the services proposed to be provided by Aristotle to the Fund and its shareholders.  The Trust and Aristotle entered into the Initial Agreement effective March 30, 2012.  The initial shareholder of the Fund approved the Initial Agreement on March 30, 2012.

Conclusion

Based on its review, including its consideration of the facts that Aristotle’s compensation under the New Agreement is the same as its compensation under the Initial Agreement, that Aristotle’s services to the Fund have been satisfactory since the Fund commenced operation, and that Aristotle’s organization and operation had not changed significantly (except for the Amendment) since the Board considered and approved the Initial Agreement, the Board concluded that the New Agreement provides for fair and reasonable terms, and that approval of the Agreement is in the best interest of the Fund and its shareholders.

Information Regarding Aristotle Capital Management, LLC

Aristotle’s principal offices are located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.  Aristotle is a registered investment adviser under the Investment Advisers Act of 1940 and has assets under management of $2.6 billion and four investment strategies, including a developed markets international equity strategy and a global opportunity strategy as of December 31, 2012.

The names and principal occupations of each principal executive officer and director of Aristotle, all located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025, are listed below:

Name	Principal Occupation/Title
Richard Hollander	Chairman of the Board
Howard Gleicher, CFA	Chief Executive Officer; Chief Investment Officer
Steven Borowski	President
Richard Schweitzer, CFA	Chief Financial Officer; Chief Compliance Officer
Dennis Sugino	Managing Director
Mark Yancey	Managing Director
Nancy Scarlett	Managing Director

Aristotle does not serve as adviser or sub-adviser to any other mutual funds with the same investment objective as the Fund.

Terms of the Advisory Agreement

The terms of the New Agreement are substantially the same as the terms of the Initial Agreement, except that, as required under the 1940 Act, the New Agreement will terminate with respect to the Fund 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund.

If approved by the shareholders of the Fund, the New Agreement would continue in force with respect to the Fund until February 14, 2014, unless sooner terminated as provided in the New Agreement.  The New Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved for the Fund at least annually in the manner required by the 1940 Act.

The New Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act).  The New Agreement could be terminated by the Trust at any time as to the Fund without the payment of any penalty, upon giving Aristotle 60 days’ notice, provided that such termination has been directed or approved by the vote of a majority of the Trustees in office at the time or by a vote of the holders of a majority of the voting securities of the Fund.  The New Agreement could also be terminated by Aristotle on 60 days’ written notice.

Under the Initial Agreement and the New Agreement, Aristotle is and would continue to be entitled to an annual fee of 0.90% of the average daily net assets of the Fund.  For the period March 30, 2012 through December 31, 2012, Aristotle earned $74,684 in advisory fees with respect to the Fund.  However, Aristotle has contractually agreed to waive its management fee and to absorb operating expenses to the extent necessary to limit the Fund’s total annual fund operating expenses (excluding taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation). Aristotle initially agreed to waive a portion of its fees and/or reimburse the Fund for expenses above 0.85% during the fund’s initial six months of operation; this arrangement was subsequently extended through March 31, 2013.  Aristotle is permitted to seek reimbursement from the Fund of previously waived fees or reimbursements to the Fund for three fiscal years from the date fees were waived or Fund expenses were paid if such repayment can be achieved within the Fund’s expense limit in effect at the time such expense was incurred and if certain other conditions are satisfied.  Pursuant to this expense limitation agreement, Aristotle waived its advisory fees and reimbursed the Fund in the amount of $118,517 for the period March 30, 2012 through December 31, 2012.

Required Vote

Approval of the reappointment of Aristotle as investment adviser to the Fund will require the vote of a “majority of the outstanding voting securities of the Fund” as defined in the 1940 Act.  This means the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.  If the reappointment of Aristotle is not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another investment adviser or liquidating the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE ADVISORY AGREEMENT BETWEEN THE TRUST AND ARISTOTLE.

VOTING PROCEDURES

How to Vote

This proxy is being solicited by the Board of Trustees of the Fund.  You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided.  If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date.  You also can revoke a Proxy by voting in person at the Meeting.  Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card.  This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Aristotle will bear the expenses incurred in connection with preparing this Proxy Statement and the solicitation of proxies, which expenses are estimated to be approximately $15,000.  In addition to the solicitation of proxies by mail, officers of the Fund and officers and employees of Aristotle, without additional compensation, may solicit proxies in person or by telephone.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting.  If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies.  The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum.  A majority of shares represented at the Meeting can adjourn the Meeting.  The persons named as proxies will vote in favor of adjournment those shares which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal.  “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of the New Agreement to determine whether sufficient affirmative votes have been cast.  Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Aristotle.  In addition, since January 1, 2013, the beginning of the Fund’s last fiscal year, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Aristotle, any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.  To the knowledge of the Trust, the executive officers and trustees of the Trust as a group did not own shares of the Fund as of the Record Date.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233.  Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California 91740, serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as the Trust’s other co-administrator, transfer agent, and fund accountant.  The Trust’s principal underwriter is IMST Distributors, LLC, 3 Canal Plaza, Suite 100, Portland, Maine 04101.  UMB Bank National Association, 928 Grand Boulevard, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust.  Counsel to the Trust is

Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request, once those reports become available. Requests for such reports should be directed to the Fund, c/o UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233-2301, or by calling 1-888-661-6691.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the Aristotle/Saul Opportunity Fund as of January 25, 2013

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned
Gleicher Family Trust 16 Aristotle Irvine, CA 92603	455,344	35.93%
Borowski Family Trust 61 Ritz Cover Dr Dana Point, CA 92629	123,616	9.76%
URI and Myna Herscher Family Trust 2701 N. Sepulveda Blvd. Los Angeles, CA 90049	117,740	9.29%
City National Bank 555 S. Flower Street, 10th Fl. Los Angeles, CA 90071	71,810	5.67%

PROXY CARD FOR
ARISTOTLE/SAUL OPPORTUNITY FUND
a series of
INVESTMENT MANAGERS SERIES TRUST
SPECIAL MEETING OF SHAREHOLDERS,
TO BE HELD ON FEBRUARY14, 2013

The undersigned, revoking previous proxies with respect to the units of beneficial interest in the name of the undersigned (the “Shares”), hereby appoints Richard Schweitzer and Robert Womack  as proxies, each with full power of substitution, to vote all of the Shares at the Special Meeting of Shareholders of the Aristotle/Saul Opportunity Fund (the “Fund”), a series of Investment Managers Series Trust (the “Trust”) to be held on Thursday, February 14, 2013, at 10:00 a.m., local time, at the principal office of Aristotle Capital Management, LLC, 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025.

This Proxy is solicited by the Board of Trustees of the Trust which recommends a vote "FOR" the Proposal listed herein.

Important Notice Regarding the Availability of Proxy Materials for the Aristotle/Saul Opportunity Fund Special Shareholder Meeting to Be Held on February 14, 2013:

The proxy statement for this meeting is available at: www.proxyonline.us/docs/arsox.pdf.

Please vote all Proposals shown on your ballot.  Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

Aristotle/Saul Opportunity Fund
Proxy for Special Meeting of Shareholders — February 14, 2013

Your signature(s) acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and the proxy statement. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy.  If the Shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, directors or guardians should indicate the full title and capacity in which they are signing.

Dated: _____________________, 2013
________________________________
Signature of Shareholder

________________________________
Signature (Joint owners)

________________________________
Printed Name of Shareholder(s)

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Aristotle/Saul Opportunity Fund

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU ATTEND.

This Proxy will, when properly executed, be voted as directed herein by the signing shareholder(s).  If no contrary direction is given when the duly executed proxy is returned, this Proxy will be voted FOR the Proposal indicated herein and any proposed adjournments of the Meeting and will be voted in the appointed proxies’ discretion upon such other business as may properly come before the Meeting.

ARISTOTLE/SAUL OPPORTUNITY FUND SHAREHOLDERS ONLY!

Remember to sign and date the reverse side before mailing in your vote.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:
TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ■

1.  To approve the reappointment by the Trust’s Board of Trustees of Aristotle Capital Management, LLC as the investment adviser to the Fund.
FOR	AGAINST	ABSTAIN
□	□	□

THANK YOU FOR CASTING YOUR PROXY VOTE.